EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
inTEST Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-33722, No. 333-43096, No. 333-44059, No. 333-70046, No. 333-90908 and No. 333-145176) on Form S-8 of inTEST Corporation of our report dated March 31, 2008, with respect to the consolidated balance sheets of inTEST Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, which report appears in the December 31, 2007 annual report on Form 10-K of inTEST Corporation.

Our report dated March 31, 2008 on the consolidated financial statements refers to the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109, effective January 1, 2007, and Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 31, 2008